Exhibit 10.4
TEXT OMITTED AND SUBMITTED SEPERATELY PURSUANT TO CONFIDENTIAL TREATEMENT REQUEST UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2
SUPPLY AGREEMENT
NAVISTAR, INC
AND
ENOVA SYSTEMS INC

Navistar, Inc
Enova Systems
Supply Agreement
Table of Contents

NAVISTAR, INC
TERMS	4
1. TERM OF AGREEMENT	4
2. FREIGHT	4
3. PAYMENT TERMS	4
PRODUCT	5
4. PRODUCT TERMS	5
5. PRICING	6
6. MATERIAL CLAUSE	8
7. SERVICE PARTS AVAILABILITY	8
8. PACKAGING AND PACKING	8
9. LABELING	9
10. VOLUMES	9
11. TOOLING	9
12. PRODUCT IMPROVEMENTS / COST REDUCTION	10
13. FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS	11
14. PRODUCT REGULATORY COMPLIANCE	11
15. PRICING, QUANTITY, REBATE AND FREIGHT DISPUTES	11
16. INSPECTION OF PRODUCTS	12
17. TRANSACTION SUPPORT	12
SELLER PERFORMANCE	12
18. PERFORMANCE ACHIEVEMENT	12
19. KEEP COMPETITIVE AGREEMENT	13
20. SUPPLY FAILURE	13
21. LATE DELIVERY CHARGES	13
22. ASSURANCE OF PERFORMANCE	13
23. REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER	14
24. WARRANTY	14
25. REIMBURSEMENT FOR WARRANTY CLAIMS	15
26. FINANCIAL VIABILITY	16
27. AUDIT RIGHTS	16
28. NAFTA DOCUMENTATION	16
29. SUPPLIER DIVERSITY PROGRAM	16
30. VALUE SELLING	17
ENGINEERING/TECHNICAL SUPPORT	17
31. GENERAL	17
32. COMPLIANCE WITH CONTROLLED REVISIONS OF ENGINEERING	17
33. ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE	17
34. TRUCK ENGINEERING CAD/CAM SUPPLIER DESIGN DATA REQUIREMENTS	19
35. ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS	19
36. INFORMATION TECHNOLOGY	20
37. QUALITY REGISTRATION	21
LEGAL/REGULATORY	21
38. COMPLIANCE WITH LAWS AND REGULATIONS	21
39. NON-COMPLIANCE CHARGES	21
40. MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS	21
41. NON-DISCRIMINATION	22

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement

42. VETERANS’ READJUSTMENT ASSISTANCE ACT	22
43. GOVERNMENTAL REQUIREMENTS	22
44. DIRECT PAYMENTS	23
45. INDEMNIFICATION	23
46. LIABILITY INSURANCE	24
47. REMOVAL OF IDENTITY OF BUYER	25
48. NEW BUSINESS	25
49. CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY	26
50. TERMINATION	27
MISCELLANEOUS	28
51. ASSIGNMENT OF RIGHTS AND DUTIES	28
52. MODIFICATION AND AMENDMENT OF AGREEMENT	29
53. CHOICE OF LAW	29
54. CONSENT TO JURISDICTION	29
55. SEVERABILITY	29
56. NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE	30
57. FORCE MAJEURE	30
58. ENTIRE AGREEMENT	31
59. NOTICES	31
60. NO WAIVERS	32
61. CONSTRUCTION	32
62. HEADINGS	32
63. COUNTERPARTS	33
APPENDIX A — PRODUCT DESCRIPTION / PRODUCT PRICING	35
APPENDIX B — NON-CONFORMANCE CHARGE SCHEDULE	36
APPENDIX C — PRODUCTION VOLUMES	37
APPENDIX D — SERVICE PARTS	38
APPENDIX E — AFTERMARKET SERVICE PARTS DIRECT SHIP and PARTS DISTRIBUTION CENTER REQUIREMENTS	39
APPENDIX F — AFTERMARKET PRICE FILE FORMAT & COMMUNICATION	40
APPENDIX G — SURPLUS STOCK AND DIRECT SHIP RETURNS	41

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
TERMS
1. TERM OF AGREEMENT
This Supply Agreement (the “Agreement”) between NAVISTAR, INC, a Delaware corporation, 4201 Winfield Road, Warrenville, IL 60555 (the “Buyer” ) and ENOVA SYSTEMS INC, a California corporation, 19850 S. Magellan Drive, Torrance, CA 90502 (the “Seller” ), dated February 28, 2008, (the “Effective Date” ) will be for an initial term of thirty-six (36) months commencing February 28, 2008 and terminating February 28, 2011 unless otherwise terminated as provided herein (the “Initial Term” ). This Agreement may be extended for 2 additional terms of twelve (12) months (each a “Renewal Term” ) provided that both parties agree in writing to such extension no later than sixty (60) days prior to expiration of the Initial Term or renewal term, as the case may be. This Agreement is effective as of the Effective Date and shall remain in effect until either terminated by either party in accordance with the terms of this Agreement or the expiration of the Agreement at the end of the Initial Term or any Renewal Term.
2. FREIGHT
A.	Seller agrees to use only those freight carriers specified in writing by Buyer. Buyer must approve in writing any other freight carriers used by Seller prior to shipment. The terms of delivery for all Products (as defined below) sold pursuant to this Agreement shall be F.O.B. at Seller’s United States’ plants. Seller further agrees to ship any and all service parts to multiple locations as required by
Buyer’s Distribution Network.

B.	Seller is responsible for following Buyer’s routing instructions and handling all transportation activities efficiently and effectively. Specifically, Seller is required to have Product staged for delivery and paperwork accurately prepared to support the freight carrier’s prearranged pick-up time. Seller is responsible for paying any additional transportation charges billed by the freight carrier as a result of Seller’s failure to have Product staged for delivery and paperwork accurately prepared. Buyer expects Seller to settle properly documented charges promptly. Seller’s failure to do so will result in freight debits to Seller.
3. PAYMENT TERMS
Payment terms under this Agreement shall be thirty (30) days from date of receipt of a correct invoice from Seller, or the date of receipt of the Products (as defined below) by Buyer, whichever is later. All payments shall be made in U.S. dollars. Buyer neither guarantees nor is responsible for any liabilities incurred by any Third Party Designees under this Agreement.

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
PRODUCT
4. PRODUCT TERMS
A.	During the Initial Term (or Renewal Term, if any) of this Agreement, Buyer shall purchase from Seller, and Seller shall sell to Buyer, one hundred percent (100%) of Buyer’s original equipment, and one hundred percent (100%) of Buyer’s service requirements for POST-TRANSMISSION HYBRID DRIVE SYSTEMS as detailed in the written specifications, drawings, part numbers, design and style of Buyer ( “Product” ), attached hereto as Appendix A — PRODUCT DESCRIPTION / PRODUCT PRICING, or as they may be hereafter improved or modified if such improvements and modifications are approved by Buyer in writing, except where the Buyer’s customer specifies another supplier’s product. Buyer’s requirements for modules, which may or may not include similar components or equipment as the Products herein, are not included in Seller’s or Buyer’s obligations under this section. Seller shall also, at Buyer’s sole option, sell Products to Buyer’s subsidiaries, affiliates, third party contractors or any other Buyer designated party (Third Party Designee), under the same terms and conditions as set forth in this Agreement. All of Seller’s representations, warranties and obligations under this Agreement apply to sales to Third Party Designees.

B.	Seller hereby further agrees to provide to Buyer all Product related services and related materials, including, without limitation, sequencing, painting, warehousing, packaging, containers, necessary software, and any and all literature pertaining to such Products and which service and materials are requested by Buyer. Costs of such services will be determined and negotiated in good faith by both parties.

C.	Buyer reserves the exclusive right at any time to make changes or modifications to the drawings and specifications of any Products, materials, or work covered by this Agreement which are designed by Buyer, or are uniquely designed or created for Buyer. Any difference in price or time for performance resulting from such changes shall be equitably adjusted, and the Agreement shall be amended and modified in writing accordingly.

D.	During the Initial Term (and Renewal Term, if any) of this Agreement, Seller shall not sell, give, transfer or in any way cause to be or facilitate to be manufactured or sold the Products or any derivatives of Products identified in Appendix A — PRODUCT DESCRIPTION / PRODUCT PRICING of this Agreement and any Products sold to Buyer under this Agreement to any other party other than Buyer, into the North American School and Commercial Bus Market, unless expressly authorized in writing by Buyer.

E.	Seller may not contract or sub-contract for any third party to make the Product or any other component or sub-component thereof without prior written agreement of Buyer.

F.	Seller hereby agrees to provide Buyer’s Service Requirements for Products solely through the Buyer’s Parts Distribution Network or Buyer’s designated Affiliates and Seller is hereby prohibited from distributing such Products to Buyer’s Customers

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
through any alternate aftermarket distribution channel, unless written authorization to do so has been obtained from Buyer.

G.	Shipments of Products by Seller must equal the exact quantity ordered by Buyer, unless otherwise agreed to in writing by Seller and Buyer. Shipping schedules may contain authorization by Buyer to the Seller to fabricate within a time specified quantities of Products under this Agreement, the delivery of which has not been specified by Buyer. A shipping schedule may also contain authorization by the Buyer to the Seller to acquire within a specified period of time materials necessary to fabricate a certain quantity of the Products under this Agreement.

H.	Seller will be the exclusive POST-TRANSMISSION HYBRID DRIVE SYSTEM supplier for all Buyers’ IC Corporation commercial passenger vehicles. Category includes (as described in the USDOT http://tmip.fhwa.dot.gov/clearinghouse/ docs/accounting/):
•	North American School buses,

•	North American Commercial and Shuttle buses.
I.	Buyer will be the only purchaser of Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM for all North American applications described in 4H. Seller will not sell POST-TRANSMISSION HYBRID DRIVE SYSTEMS to any other customers for the North American applications described in 4H.

J.	In an effort to promote mutual growth Buyer will be Seller’s exclusive distributor of POST-TRANSMISSION HYBRID DRIVE SYSTEMS for all Buyers’ IC Corporation North American bus aftermarket applications.

K.	Buyer will offer to Seller access to the Buyer’s IC Corporation service, aftermarket and dealer network.

L.	Seller will offer Buyer the necessary product support in terms of Operation Training, Service Training, Repair Training and Sales Training of the POST-TRANSMISSION HYBRID DRIVE SYSTEM.

M.	Seller will support Buyer in promoting and marketing the POST-TRANSMISSION HYBRID DRIVE SYSTEM during trade shows, dealer events and other related sales activities with personnel, necessary equipment (as needed) and share Seller’s experience on marketing POST-TRANSMISSION HYBRID DRIVE SYSTEMS.

N.	Supplier product pricing does not include warehousing, sequencing, packaging and special handling.
5. PRICING
A.	Similar Pricing for Production Products and Service Parts. Products used for OEM production vehicles (“Production Parts”), Products used to service previously sold Production Products (“Service Parts”), and packaging, if applicable, shall be quoted and priced by Seller to Buyer at the equivalent pricing levels. As Products cease being placed in Buyer’s OEM production vehicles, Seller shall continue to provide the similar pricing level for Service Parts as required. Price reductions granted to Buyer by Seller

Date of revision: March 27, 2008 –Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
on Production Products will also apply to all corresponding Service Parts. ***

B.	Evidence of Cost to Buyer. Seller must provide Buyer with documentation satisfactory to Buyer evidencing the acquisition or manufacturing costs, including packaging, if applicable, to Seller for all Products covered in this Agreement.

C.	Pricing of Products. Pricing for Products shall under no circumstances exceed pricing of similar products to Seller’s Parts Distributors or any other customer of Seller which is a competitor of Buyer. Upon receipt of a written request from Buyer, Seller hereby agrees to provide Buyer’s Supply Manager with all necessary documentation to evidence Seller’s compliance with its agreement set forth in the previous sentence of this section.

D.	Similar Terms as Seller’s Other Customers. Seller will provide Products to Buyer with terms and conditions on an overall basis that are no less favorable than those of any other customer of Seller purchasing comparable quantities of the same or similar Products.

E.	Prices for Products are set forth in Appendix A — PRODUCT DESCRIPTION / PRODUCT PRICING SCHEDULE.

F.	Seller will maintain first right to quote on all POST-TRANSMISSION HYBRID DRIVE SYSTEMS ordered beyond the original application.

G.	Seller will recognize Buyer’s commitment to promoting Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM by adjusting pricing as soon as the specified volume price break is achieved as described in Appendix A — PRODUCT DESCRIPTION / PRODUCT PRICING SCHEDULE.

H.	Buyer recognizes that there will be an adjustment period during the price change process and that during that period some POST-TRANSMISSION HYBRID DRIVE SYSTEMS may be purchased by Buyer at the previous “higher” price; in order for Seller to compensate Buyer for this discrepancy, Buyer will accept from Seller a rebate check for the amount overpaid on each POST-TRANSMISSION HYBRID DRIVE SYSTEM at the end of Buyer’s fiscal year. Buyer agrees to provide to Seller the necessary support documentation to calculate the amount of overpayment on the POST-TRANSMISSION HYBRID DRIVE SYSTEM that buyer does not purchase at the new “lower” price.

I.	Buyer will provide it’s production Release to Seller at least Twenty one (21) days in advance of the requested shipment date for all POST-TRANSMISSION HYBRID DRIVE SYSTEMS. Seller is not obligated to accept any changes, additions or schedule movement less than ten (10) days before Buyer’s requested shipping date.

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
6. MATERIAL CLAUSE
All pricing for raw material and component parts used for the Products by the Seller shall be the sole responsibility and liability of the Seller, and Seller shall not attempt to pass on any increase in raw material or component costs related to the Product to the Buyer in the way of surplus charges, additional fees, currency fluctuations or otherwise. It is further agreed that currency fluctuation shall not be a basis for Seller to increase raw material pricing.
7. SERVICE PARTS AVAILABILITY
A.	Service Parts for the Products covered by this Agreement will be furnished and combined with Buyer’s Production Product orders. If Buyer ceases production of any product incorporating a Product covered by this Agreement, Seller shall continue to maintain the tools, jigs and fixtures at no charge to Buyer, and supply Buyer with the Products necessary to satisfy Buyer’s past model service and replacement requirements for Product for a minimum of *** after cessation of production.

B.	In addition, upon termination or expiration of this Agreement, Buyer shall have the opportunity for a one-time buy of Products by Buyer to fulfill such service and replacement requirements. Buyer and Seller shall negotiate in good faith with respect thereto.

C.	Buyer agrees to offer Seller access to the Buyer’s parts distribution network in order to support Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM. Initial pricing for Service Parts is included in Appendix D.

D.	Seller agrees for aftermarket and service parts to allow surplus stock and direct ship returns as described in Appendix G
8. PACKAGING AND PACKING
A.	Seller must comply with all requirements detailed in the Buyer’s D-13 Packaging and Packing Requirement — 2001 Revision, as such is modified and amended from time to time. This document is deemed a part of this Agreement and is available at http://www.internationalsupplier.com/. This D-13 Packaging and Packing Requirement details packing, packaging, labeling and shipping requirements.

B.	Buyer is responsible for conveying product packaging specifications to Seller.

C.	Interpretation of packaging specifications and determination of market competitive packaging costs and pricing will be coordinated between Buyer’s and Seller’s Corporate Packaging staffs.

D.	If returnable containers are required by Buyer, container and transportation costs will be negotiated in good faith between Buyer and Seller.

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
E.	Seller will adhere to all retail packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations and statutes.

F.	Seller will adhere to all hazardous material packaging regulations of the countries where the Products will be sold. This includes but is not limited to federal, state, provincial, county, city, and other applicable laws, regulations and statutes.

G.	In support of Buyer’s lean manufacturing goals, Seller will adhere to requested standard packs with standard shipping quantities.
9. LABELING
Seller must meet the requirements identified in the Buyer’s Quick Receive Guideline, which is available at http://www.internationalsupplier.com/, and which, as amended and modified from time to time, is deemed part of this Agreement.
10. VOLUMES
A.	Seller and Buyer agree that Buyer’s forecasted volumes are based on past usage and projected market forecasts. The parties hereby agree that no minimum purchase quantities are implied by any term of this Agreement, and no penalties shall be imposed on Buyer for volumes of Products actually ordered by Buyer below those quantities forecasted except as set forth below.

B.	The parties hereby agree that specific sales goals of POST-TRANSMISSION HYBRID DRIVE SYSTEMS need to be achieved to maintain Buyers exclusive distribution and sale of Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM. These sales goals are described in Appendix C- PRODUCTION VOLUMES.

C.	In the event that Buyer determines that sales goals determined by Seller can not be achieved in the established calendar year, Buyer will immediately inform Seller of the situation. Buyer will have then forty-five (45) days after the end of the calendar year to achieve the goal. If Buyer does not meet the sales goal expectation of Seller by the last day of February of the following calendar year Buyer will waive all exclusivity rights to the distribution of Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM.

D.	In the event that Seller determines that the forecasted volumes by Buyer can not be supplied in a timely fashion, Seller agrees to inform Buyer immediately of the situation. Seller and Buyer agree to negotiate in good faith and determine a viable solution to Buyer’s product demand. If after the negotiation process is determined that Seller can not meet Buyer’s product demand or it’s forecast Seller will waive all exclusivity rights as a supplier of POST-TRANSMISSION HYBRID DRIVE SYSTEMS and Buyer will replace at it’s discretion Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM with a competitive product. Increased cost to be paid by Seller for substitute products.
11. TOOLING
A.	Unless otherwise agreed to in writing, Seller shall furnish at its own expense, keep in good condition, and replace when necessary, all dies, tools, gauges, fixtures, and

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
patterns necessary for the production of the Products ordered. All tooling, jigs, fixtures and associated manufacturing equipment necessary for the successful production and testing of the Products for which Buyer pays Seller in full will remain the exclusive property of Buyer, and Seller assumes all liability for any loss, damage or shortage and/or for Seller’s failure to return such property, including equipment, to Buyer upon request. The tooling which is owned by Buyer and maintained by Seller shall be in accordance with the terms of the attached Tooling and Bailment Agreement. Seller shall promptly notify Buyer of any such loss, damage or shortage. Such tooling items must be identified and labeled as “Owned By International”. Furthermore, all tooling owned by Buyer shall be used exclusively for the manufacture of Products for Buyer. Seller will perform normal maintenance, at Seller’s expense, for the duration of this Agreement.

B.	Tooling developed for the production of the Products will conform to Buyer’s product development guidelines. It is expected that Seller will exercise due care and judgment in the design, specification, sourcing, building, and supervision of building, of all tooling in such a way to maximize production efficiency and minimize cost. Seller will analyze domestic and overseas placement of tooling using various cost, part and tooling design, and timing requirements. In those instances where Buyer has an obligation to pay for tooling costs, Buyer will pay Seller only for those costs deemed to be globally competitive in cost and quality by Buyer. Seller shall submit all tools for inspection and review by Buyer in accordance with AIAG (Automotive Industry Action Group) Publication, Production Part Approval Process, prior to Buyer making payment for same. Buyer may, at its option, see detailed tooling documents, invoices and/or tooling orders prior to issuing its approval for payment of tooling. Tooling costs may be shared with Seller or amortized as mutually agreed upon by both parties in writing. If Seller pays for tooling and amortizes cost to Buyer as described in the attached Amortization Agreement, upon completion of amortization Buyer shall have the option to purchase all such tooling from Seller for the price of one dollar ($1.00).
12. PRODUCT IMPROVEMENTS / COST REDUCTION
A.	Seller and Buyer are committed to an active product cost reduction program. Any Buyer-initiated cost savings resulting from product improvements and/or design changes shall be credited *** to Buyer after funding the total cost of initial tooling investment. Any Seller initiated or mutually developed cost savings resulting from product/process improvements and/or design changes shall be shared *** with Buyer after funding total cost of initial tooling investment.

B.	COMPASS/IdeaStream Credits. Seller will provide *** COMPASS/IdeaStream credit per calendar year, beginning November, 1, 2008. All ideas must be credited by October 31st of each calendar year in order to qualify for the *** savings. Seller hereby agrees that it will follow COMPASS/IdeaStream guidelines set forth in the International Supplier Network website, http://www.internationalsupplier.com/, for what constitutes an acceptable idea submission.

Date of revision: March 27, 2008 – Confidential Document
Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
13. FORCED SELLER CHANGES, OBSOLESCENCE, AND NEW PRODUCTS
A.	Seller shall not discontinue any Product(s) without written agreement from Buyer. Buyer will work in good faith with Seller to accept reasonable requests.

B.	Seller shall provide Buyer *** advance warning of changes that will result in changes to Buyer’s cost, part numbers, or production processes. Changes that have a negative impact on the Buyer’s total installed cost may only be implemented with prior written agreement from Buyer.

C.	When Seller introduces Products intended to replace those Product(s) already purchased by Buyer, those Products will be priced to have a total installed cost equal to or lower than the Products they replace. As replacement Products are introduced, all terms and conditions described in this Agreement, including price reductions, freight terms and rebates, will apply to the replacement Products on the dates set forth in this Agreement.

D.	When Seller seeks to introduce new Products to Buyer that are not replacement Products, Buyer and Seller will negotiate in good faith to implement a competitive price. As new Products are introduced, all price reductions, freight terms, and rebates described in this Agreement will apply to the new Products on the dates specified in this Agreement.
14. PRODUCT REGULATORY COMPLIANCE
A.	Components or systems purchased from Seller that have specific government regulatory performance requirements will require Seller to provide evidence of compliance satisfactory to Buyer and the applicable governmental regulatory authority, in the form of a test report and/or engineering analysis, validating conformance to those specific requirements.

B.	Seller must provide the same evidence of compliance whenever a change is made to a particular component or system that affects the performance of that component or system in relation to a specific government regulatory performance requirement.

C.	Seller must provide an annual “Letter of Conformance” as required by Buyer.
15. PRICING, QUANTITY, REBATE AND FREIGHT DISPUTES
A.	All pricing, quantity, and freight debits, and rebate disputes between Buyer and Seller that Seller wishes to contest must be communicated in writing by Seller to the Buyer within six (6) months of the date Seller ships the Product to Buyer. For quantity disputes, Seller must provide a copy of the relevant proof of delivery (“POD”) that is stamped with the Buyer’s receipt number, and the bill of lading (“BOL”) number.

B.	Seller must provide ninety (90) days written notice to Buyer of any intention to stop shipment of Products as a result of a dispute set forth above.

Date of revision: March 27, 2008 – Confidential Document Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
16. INSPECTION OF PRODUCTS
All Products shall be received subject to Buyer’s inspection and/or rejection. Defective Products or Products not in accordance with Buyer’s specifications will be held for Seller’s instructions and at Seller’s risk, and, if Seller so directs, will be returned at Seller’s expense. Payment for Products prior to inspection shall not constitute an acceptance thereof. Returned Products will be deducted from total shipments.
17. TRANSACTION SUPPORT
A.	Seller and Buyer understand that in the commercial vehicle and bus industries, suppliers are often required to provide incentives, extended warranties, or rebates to truck end-customers and/or dealers to persuade the customer and/or dealer to specify the supplier’s product(s) in lieu of competitive supplier products, which practice is defined as “Transaction Support”. Transaction Support is paid by the Seller using several approaches, including 1) through the bus OEM, 2) through the OEM dealer, and/or 3) directly to the end-customer.

B.	Seller and Buyer also understand that Customers typically interpret Transaction Support to be a commitment between the product supplier and the Customer that is independent of which bus OEM brand the Customer selects for their purchase.

C.	Seller understands Customer’s strategic preference for other bus components that may not include Seller’s Product offering.

D.	If Seller provides Transaction Support to a Customer for multiple components when ordering a competitor’s vehicle, and Buyer does not wish to include all of Seller’s components in a proposal to the Customer, then Seller will offer the same or dollar-value adjusted Transaction Support to the Customer when ordering vehicles supplied by the Buyer with less than all of the multiple components in question. For example, if Seller offers a Customer a $500 rebate for ordering a vehicle from Brand A that includes Seller’s Product A, B, and C, and Buyer does not offer Seller’s Product C to this Customer, then the Seller will offer such Customer a $500 rebate for ordering a vehicle from Buyer or will adjust the rebate to reflect the reduction in dollar value for the exclusion of Product C.
SELLER PERFORMANCE
18. PERFORMANCE ACHIEVEMENT
Seller is required to meet all cost, performance, delivery, reliability, quality and technology requirements, and documentation thereof, as specified in this Agreement. Buyer’s plants, Parts Distribution Centers or Supply Manager will communicate non-conformances directly to Seller with requests for corrective actions. These corrective actions must be performed in a timely manner and the issues corrected to the reporting location’s satisfaction. All non-conformances will be subject to the minimum charges as detailed in Appendix B – NON-CONFORMANCE CHARGE SCHEDULE.

Date of revision: March 27, 2008 – Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
19. KEEP COMPETITIVE AGREEMENT
Buyer and Seller recognize that continuing to be competitive in price, performance, delivery, reliability, quality and technology is essential for this Agreement. If Buyer reasonably demonstrates to Seller that any Product is not a competitive value in price, performance, delivery, reliability, technology or quality with other equivalent products of equivalent value, production, usage or availability in the world, then Seller agrees to provide an action plan and timetable within sixty (60) days of such demonstration to cure the deficiency to Buyer’s satisfaction. If the plan fails to cure the deficiency within the agreed upon timetable, then Buyer may at its option withdraw the non-competitive Product(s) from this Agreement and serve notice to terminate the obligations of the parties under this Agreement with respect thereto, effective upon the date specified by Buyer in such notice. Buyer agrees that prior to exercising its option, it will consider, in good faith, any proposal by Seller to correct the deficiency.
20. SUPPLY FAILURE
In the event of a partial failure of Seller’s sources of supply for the Products purchased, Seller will first meet all of Buyer’s requirements hereunder prior to any allocation among customers under Section 2-615 of the Uniform Commercial Code.
21. LATE DELIVERY CHARGES
If Buyer determines that Seller’s deliveries are so far behind a given schedule that Buyer requests express shipments, Seller will pay the express charges. If Seller’s deliveries are so far behind a given schedule that the Buyer is compelled to use material not according to Buyer’s specification, or at a higher cost, the Seller will pay whatever additional costs, expenses, losses, or damages Buyer sustains.
22. ASSURANCE OF PERFORMANCE
If Buyer reasonably deems itself insecure with respect to Seller’s ongoing performance, whether due to Seller’s financial capacity or otherwise, Buyer may demand that Seller provide assurance of future performance to Buyer within five (5) days of the demand. This assurance may be in any security acceptable to Buyer, including but not limited to, collateral consisting of cash, letter(s) of credit, surety bond, parent guaranty, or lender releases. This security shall be in an amount satisfactory to Buyer and shall also be sufficient to offset costs and expenses incurred or reasonably expected to be incurred by Buyer in securing for itself completion of the project or other performance due from Seller. Buyer reserves its right to any other remedies allowed in law or equity. Failure to provide the requested performance assurance within the stated period shall constitute a default of this Agreement, and Buyer shall be free to procure Product from an alternate source and/or cancel this Agreement in its discretion immediately upon expiration of the time specified for delivery of the requested performance assurance.

Date of revision: March 27, 2008 – Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
23. REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER
A.	Seller acknowledges that Buyer requires on-time delivery in order to operate its plants and parts distribution centers. The parties further acknowledge that the precise amount of Losses (as defined in Article 45 — INDEMNIFICATION) which Buyer would sustain in the event Seller were to fail to make timely or conforming deliveries of Products would be difficult to determine. Therefore, the parties agree that Seller shall be responsible for any and all actual, consequential or incidental Losses resulting from Seller’s failure to make timely or conforming deliveries of Products, including, but not limited to, any costs or expenses Buyer incurs for the correction of Products assembled out of sequence or for the correction of Products with quality problems and any costs or expenses Buyer incurs in connection with Buyer’s assembly line downtime as detailed in Appendix B — NON-CONFORMANCE CHARGE SCHEDULE. Seller will advise Buyer immediately in writing of any apparent imminent problem, and the parties will each use their best efforts to avoid any actual assembly line downtime. In addition, Seller shall not be responsible for assembly line downtime charges for delinquent delivery resulting from schedule changes by Buyer or Buyer’s unforeseen manufacturing difficulties. With respect to Service Parts, Seller shall be responsible for any emergency premium expenses for “truck down” orders.

B.	Seller shall promptly notify Buyer in writing of any anticipated labor dispute or labor shortage or any other labor performance interruption, and Seller shall arrange for advance deliveries or warehousing, at Buyer’s option and at locations acceptable to Buyer, of a sixty (60) day supply of Products. Seller agrees to provide Buyer with its plan to continue production and support Buyer with Product in the event of a labor dispute, shortage, interruption, or contract expiration ninety (90) days before such event. Seller also agrees to keep Buyer informed of the status of negotiations toward renewal of any union contract or agreement. In the event that a labor dispute, shortage, interruption, or contract expiration occurs and Seller is unable to provide Buyer Product in accordance with this Agreement, Buyer may, at its option, and in addition to any other rights Buyer may have, procure Product from an alternate source. In the event that a labor dispute, shortage, interruption, or a contract expiration lasts more than sixty (60) days and Seller is unable to provide Buyer Product in accordance with this Agreement, Buyer may, at its option, and in addition to any other rights Buyer may have, terminate this Agreement.

C.	Buyer and Seller agree to the delivery performance targets, and the associated performance charges, for shipments to Buyer’s Parts Distribution Centers (PDC’s), contract packagers, and/or freight forwarders.
24. WARRANTY
A.	Seller agrees to provide Buyer a two (2) year warranty on Seller’s POST-TRANSMISSION HYBRID DRIVE SYSTEM. This warranty will cover all Products mentioned in Appendix A — PRODUCT DESCRIPTION / PRODUCT PRICING SCHEDULE. Warranty period will start when the vehicle with the installed POST-TRANSMISSION HYBRID DRIVE SYSTEM is delivered to the end user.

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Enova Systems
Supply Agreement
B.	Seller agrees to warrant its Product(s) against defects in design, materials, or workmanship, or any combination of these. This warranty is subject to the terms and conditions published in Buyer’s CTS-1100 Warranty Manual in effect at the time the Seller’s Product(s) is delivered to the end user, or is installed subsequently as an aftermarket component, whichever is applicable, subject to Article 25 — REIMBURSEMENT FOR WARRANTY CLAIMS, which follows.

C.	Seller’s warranty for Service Parts is not covered by 24A. Seller will honor a 12 month warranty on all Service Parts and products mentioned in Appendix D — SERVICE PARTS.
25. REIMBURSEMENT FOR WARRANTY CLAIMS
A.	Subject to the terms in Article 24 — WARRANTY above, Seller shall reimburse Buyer for warranty claim costs determined by Buyer to be the result of a defect in the Seller’s material, design, and/or workmanship as follows:
i.	Material costs at the Seller’s selling price (Seller to Buyer’s Service Parts Organization); plus

ii.	Buyer’s Handling Allowance (Buyer to Dealer) in effect at the time of failure (currently, dealer net price times ***; plus

iii.	Dealer’s approved labor rate at the time of failure times the appropriate Standard Repair Time as published in Buyer’s current CTS-1200 and current S-00025 Warranty Time Schedule Manual or mutually agreed to time if no SRT is published; plus

iv.	Freight charges associated with the delivery of replacement parts; plus

v.	Freight and processing cost incurred by Buyer due to Seller’s requirement to have failed material returned; plus

vi.	Charges associated with the purchase of parts outside of Buyer’s distribution system, and/or repairs made by subcontractors; plus

vii.	Cost of repairs of any damage to other components caused by Seller’s defective parts.
B.	In the event that a Product fails at an extraordinary rate and results in Buyer issuing an Authorized Field Change or a Safety Recall, Seller will reimburse Buyer for reasonable expenses associated with administering the Authorized Field Change or Safety Recall in addition to the reimbursement as specified in Article 25-A-iii – REIMBURSEMENT FOR WARRANTY CLAIMS above.

C.	If Buyer agrees to reimburse a Customer for product failures beyond the warranty period or terms in order to show good will and maintain customer satisfaction, Seller agrees to negotiate in good faith with Buyer regarding reimbursement for these expenses to Buyer on a case-by-case basis.

D.	Seller will issue credit within sixty (60) days of the time that the claim is presented by the Buyer. If Seller fails to do so the Buyer has the right to debit the Seller’s account.

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Navistar, Inc
Enova Systems
Supply Agreement
E.	If the Seller disputes its responsibility for a claim it must do so in writing within sixty (60) days of notice of such claim and provide details to support such denial.
26. FINANCIAL VIABILITY
Buyer will not award any new or additional business to Seller without evidence of the Seller’s financial viability, including, without limitation, being provided with its most current audited financial statements and all of Seller’s monthly and quarterly unaudited financial statements since its last audit. All financial information will be promptly provided to the Buyer upon request.
27. AUDIT RIGHTS
In order to assess Seller’s compliance with the terms and conditions of this Agreement, Seller shall permit Buyer and its authorized representatives, including its accountants and attorneys (and Seller shall obtain a similar right from permitted subcontractors), reasonable access to all of Seller’s books and records pertaining to the performance of this Agreement, wherever such books and records may be located and shall also grant Buyer and its representatives reasonable access to the Seller’s business and operations personnel involved in the performance of this Agreement.
28. NAFTA DOCUMENTATION
A.	Seller will provide to Buyer annually, by the specified due date, an accurate and complete North American Free Trade Agreement (“NAFTA”) Certificate of Origin for those Products by part number that qualify for NAFTA and an accurate and complete Country of Origin Affidavit for all Products by part number. The NAFTA Certificate of Origin must be completed in accordance with regulations published by the U.S. Department of the Treasury in 19 C.F.R. Sec. 181.11 et seq. and any amendments thereto, and in accordance with Buyer’s NAFTA Policy included in the Customs Invoicing Instructions (International document PR-38) available on the Buyer’s supplier website http://www.internationalsupplier.com/. In the event that Seller fails to comply with this requirement, Buyer reserves the right to assess a *** non-compliance per Product part number charge.

B.	In addition to the NAFTA Certificates of Origin or Country of Origin Affidavits mentioned above, the Seller will provide to the Buyer any requested supplemental part content and functionality information in relation to import or export operations, which may or may not be directly related to NAFTA.
29. SUPPLIER DIVERSITY PROGRAM
Seller agrees to utilize “Small Disadvantaged-Owned Business Concerns, Minority-Owned Business Concerns, Women-Owned Business Concerns, Veteran-Owned Business Concerns, Service Disabled-Owned Business Concerns, and Hubzone-Located Business Concerns” as required by Federal Laws 97-507, 99-661, and 103-355. Buyer’s policy states that all suppliers receiving contracts from Buyer in excess of five-hundred thousand dollars ($500,000), except small business concerns defined above,

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Navistar, Inc
Enova Systems
Supply Agreement
will set a 5% minimum spending goal to further subcontract with Small Disadvantaged-Owned Business Concerns; will set a 5% minimum spending goal to further subcontract with Minority-Owned Business Concerns; will set a 5% minimum spending goal to further subcontract with Women-Owned Business Concerns; and will set a 3% minimum spending goal to further subcontract with Veteran-Owned Business Concerns, Service Disabled-Owned Business Concerns, and Hubzone-Located Business Concerns commensurate with the Seller’s sales to the Buyer. The Seller further agrees to submit an annual written plan to Buyer by August 31st outlining how the above stated goals will be achieved. Reference is hereby made to the Supplier Diversity section of Buyer’s supplier website for goal details at http://www.internationalsupplier.com/.
30. VALUE SELLING
Buyer has a Brand Promise which is “INTERNATIONAL listens, understands, and delivers the best ways to move our Customers ahead. On the road and in their business.” Seller is required to provide a value statement to the Buyer upon request. The value statement should describe the value to the Buyer’s Customers that the Seller’s Product provides over their competitor’s product.
ENGINEERING/TECHNICAL SUPPORT
31. GENERAL
Seller will provide at no additional cost to Buyer such design and design qualification assistance, manufacturing assistance, technical, service parts and field support as required by Buyer.
32. COMPLIANCE WITH CONTROLLED REVISIONS OF ENGINEERING SPECIFICATIONS
In addition to the requirements set forth in Article 33 — ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE, Seller must assure that Products comply with the most current controlled revisions of Buyer’s Engineering Material Specifications (“CEMS”), Truck Material Specification (“TMS”), or Engineering Standard Parts as defined in Statements of Work (“SOW”), Specification Transmittals, prints, models, and math data. Information Handling Services Inc., or other firm identified by Buyer, shall be the sole source for controlled copies of the foregoing documents and Seller is responsible for ensuring that it obtains controlled copies for the duration of the term of this Agreement in order to assure compliance with the most current documents.
33. ENGINEERING SPECIFICATION AND PRODUCT COMPLIANCE
A.	TRUCK GENERAL REQUIREMENTS. Seller must do the following:
i.	Meet requirements as defined in Statements of Work (“SOW”), Specification Transmittals, prints, models, and math data.

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Enova Systems
Supply Agreement
ii.	Assure that Wiring System Sellers are capable of supplying and receiving CAD data in NDP, with the ability to transition to a Saber/Unigraphics (“UG”) based CAD system in conjunction with Buyer.

iii.	Supply Unigraphics (UG) compatible 3D engineering CAD data and drawings. Reference Article 34 — TRUCK ENGINEERING CAD/CAM SUPPLIER DESIGN DATA REQUIREMENTS.

iv.	Have the capability of and use electronic data exchange for engineering and CAD data throughout the life of the development program and for production maintenance.

v.	Use quality tools where warranted in the development of Buyer components, such as, but not limited to, FEA (Finite Element Analysis), DVP&R’s (Design Verification Plans and Reports), DFMEA (Design Failure Mode and Effects Analysis), PFMEA (Process Failure Mode and Effects Analysis), and must provide raw data, test reports, and detailed FMVSS Compliance reports for all tests as needed.

vi.	Provide on-site supplier engineers during the Product Development Process if requested by Buyer’s engineers.

vii.	Have production intent prototype parts development capability.
B.	ENGINE SYSTEMS AND COMPONENTS. Seller must do the following:
i.	Seller must use an organized cross functional Program Management Process with defined deliverables and timing as well as status reporting that meet the requirements of Buyer’s engineering defined product development process (Quality Value Planning Process — QVPP for Engine or Product Development Process — PDP for truck).

ii.	All Seller processes from prototype through production release must be in compliance with the principles of Advanced Product Quality Planning - APQP -as defined in the manual published by AIAG and preferably validated by QS-9000 certification.

iii.	Seller must assign a program manager to insure resource availability for early involvement in the design process (simultaneous engineering).

iv.	Seller must provide prototypes as a part of their commitment and rapid prototyping capability, either developed in house or with a qualified partner.

v.	Seller who provides strategic technology components or assemblies must provide product definition in the form of 3D solid models and 2 D drawing documentation in Buyer’s native I-Deas CAD/CAM/CAE system format (no translations). Seller who provides non-strategic components or assemblies is also required to provide the product definition in the form of 3D solid models and 2D drawing documentation, however, alternative CAD/CAM/CAE systems can be employed provided that Seller provides a format which is compatible with I-Deas and with prior written approval from Buyer’s engineering. Commodity components and assemblies are excluded from this requirement.

vi.	Seller is required to employ bi-directional data transfer of CAD/CAM/CAE product definition data via FTP site-to-site communication. All other engineering and program support documentation (Program Management APQP deliverables) are required to utilize a bi-directional transfer via either Internet / FTP communication schemes. All data transferred between Buyer and the Seller must be encrypted with a methodology approved by Buyer’s Information Technology Group. All FTP communication must be via Buyer’s FTP site.

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Enova Systems
Supply Agreement
C.	SERVICE PARTS. Seller must do the following:
i.	Seller must furnish, at Buyer’s request, bills of materials, specifications and drawings regarding components and subassemblies associated with complete parts and assemblies supplied for Buyer’s production requirements.
34. TRUCK ENGINEERING CAD/CAM SUPPLIER DESIGN DATA REQUIREMENTS
Buyer requires that Seller adhere to acceptable levels of CAD/CAM data as outlined in Buyer document TEM-PR-7.03 and is deemed part of this Agreement.
35. ELECTRONIC DATA INTERCHANGE (EDI) TRANSACTION REQUIREMENTS
Buyer recognizes that Seller’s currently does not support EDI transactions. Buyer will exempt Seller of supporting EDI transactions until Seller’s sales to Buyer reach an accumulated volume of one hundred and fifty (150) POST-TRANSMISSION HYBRID DRIVE SYSTEMS units per year. Seller will then comply with Buyer’s EDI transaction requirements which follow.
A.	Buyer requires that all EDI transactions with trading partners will be communicated utilizing ANSI X 12 standards and AIAG implementation guidelines. The following table summarizes the transaction requirements for Buyer’s Truck, Engine and Service Parts business units. Please be reminded that as business needs and conditions change, this set of required transactions will be modified accordingly.

EDI
TRANSACTION	PURPOSE	TRUCK	ENGINE	SERVICE PARTS
830	Materials Release	All Suppliers	All Suppliers	All Suppliers *

862	Shipment Authorization	Selected Suppliers	Selected Suppliers	Selected Suppliers

866	Sequenced Components	Selected Suppliers

856	Shipment Notification	All Suppliers	All Suppliers	All Suppliers

824	Applications Advice	All Suppliers	All Suppliers	All Suppliers

861	Receiving Advice	All Suppliers

846	Inventory Advice		All Suppliers

864	Text Messages	All Suppliers

997	Functional Acknowledgment	All Suppliers	All Suppliers	All Suppliers

850	Purchase Order	Selected Suppliers	Selected Suppliers	All Suppliers

860	Purchase Order Change	Selected Suppliers	Selected Suppliers	All Suppliers

810	Invoice	Selected Suppliers		Selected Suppliers

820	Remittance Advice	Selected Suppliers	Selected Suppliers	Selected Suppliers

*	For Service Parts, the 830 is a planning document only, to be used solely for forecasting, not shipping, purposes.
B.	Buyer and its suppliers share the challenges of continuously rising Customer expectations and an increased demand for speed and agility in all business processes. In recognition of these challenges, the following requirements have been developed to

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Navistar, Inc
Enova Systems
Supply Agreement
streamline EDI activities while delivering the highest standards of process quality and business flexibility. For purposes of clarity, these requirements have been grouped into three categories: Implementation, Production and General. Seller must:
i.	Implementation.
a.	Implement all Buyer required transactions for all plants in the applicable Buyer business unit within thirty (30) days of first contact by Buyer or its designated enabling service.

b.	Eliminate testing for location changes, where the supplier is currently doing that transaction with Buyer.

c.	Implement location changes for all current transactions within seventy- two (72) hours of first contact by Buyer.
ii.	Production.
a.	Trade all required transactions in a “productionized” flow that eliminates all manual intervention by Buyer in the underlying business processes.

b.	Access mailboxes minimum daily to retrieve 830, 846, 862, 850 and 860 transactions, and at 45-minute intervals to retrieve 866 transactions.

c.	Send 997 transactions to acknowledge all transactions received from Buyer.

d.	Review all 997 transactions received from Buyer to timely identify and correct errors related to the 856 transaction at the translation level.

e.	Comply with all requirements pertaining to the ‘receiving suite’ of transactions, which include timely transmission of accurate 856 transactions and timely processing / acknowledging 824 transactions.

f.	Communicate any systems downtime affecting 856 transmission to the appropriate Buyer’s EDI Coordinator.
iii.	General.
Provide current EDI contact information to Buyer at mailto:edi.hotline@nav-international.com.
C.	Due to Buyer’s high level of EDI to application integration, any manual processing introduces excess cost, time, complexity and opportunity for error. As a result, Buyer reserves the right to impose charges for non-compliance to EDI requirements, as follows:
i.	Failure to meet implementation requirements in Articles 35-B-i-a and 35-B-i-b — EDI TRANSACTION REQUIREMENTS above will result in a charge of *** per day past the specified timeframe until implementation status is achieved.

ii.	Failure to meet production requirements highlighted in Articles 35-B-ii-a and 35-B-ii-e — EDI TRANSACTION REQUIREMENTS above will result in a charge of *** per occurrence.
36. INFORMATION TECHNOLOGY
A.	Seller attests to information technology capability that enables them to electronically access Buyer via the International Supplier Network (“ISN”) website: http://www.internationalsupplier.com/.

B.	Seller agrees to participate in any and all systems made available via ISN within sixty (60) days of notice of availability. This includes but is not limited to current systems

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Navistar, Inc
Enova Systems
Supply Agreement
such as eSPEC, (electronic RFQ) and COMPASS, or planned systems such as eQuote (electronic quote), collaborative design tools, supplier profile, etc.
37.	QUALITY REGISTRATION
All suppliers to Buyer are required to be registered to QS-9000 Quality Systems Requirements and as modified from time to time. Buyer will also accept ISO 9000:2000 or TS-16949 registration as long as the Seller can also fulfill all AIAG PPAP (Production Part Approval Process) documentation and approval requirements. Seller must maintain its certification with an accredited registrar and must furnish copies of registration certificates to the Buyer’s Supply Manager upon request.
LEGAL/REGULATORY
38.	COMPLIANCE WITH LAWS AND REGULATIONS
Seller agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with all applicable laws including, but not limited to, the Fair Labor Standards Act. If this Agreement exceeds $10,000 and is otherwise subject to the Walsh-Healey Public Contracts Act, Seller also agrees that all materials, supplies, articles, or equipment to be manufactured or furnished hereunder will be produced in compliance with that Act.
39.	NON-COMPLIANCE CHARGES
Any instance of Seller’s exception to or non-compliance with any of the requirements set forth in this Agreement will result in a standard non-negotiable and non-reversible charge back per occurrence. See Appendix B - NON-CONFORMANCE CHARGE SCHEDULE for specific non-compliance charges.
40.	MATERIAL SAFETY DATA SHEETS (MSDS)/SUBSTANCE RESTRICTIONS
A.	Seller shall properly classify, describe, package, mark, label and provide Material Safety Data Sheets (“MSDS”) for approval by Buyer prior to the initial shipment of all Products, provide a new MSDS each time there are any changes to the Product that affect the MSDS, and provide an updated MSDS every three years commencing with the effective date of this Agreement. Seller will defend, indemnify and hold harmless Buyer from any claims, penalties, or damages incurred by Buyer as a result of any Product received from Seller not in agreement with the current MSDS provided to Buyer.

B.	Seller is expected to eliminate lead (“Pb”) unless required by Buyer’s specification, mercury (“Hg”), cadmium (“Cd”) and hexa-valent chromium (“Cr VI”) from its Products. Seller will provide written notification of its action plans to Buyer to eliminate these four heavy metals from its Products within six (6) months of the signing of this Agreement.

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Enova Systems
Supply Agreement
C.	If the Seller’s parts are subsequently incorporated into Buyer’s Customers’ products, and if these Customers have specific material and/or substance reporting and management requirements, Buyer will cascade these requirements down to Seller and expects Seller to further cascade the requirements down to its sub-tier suppliers. Seller has to achieve the specific material and/or substance reporting and management requirements as part of the Production Part Approval Process (PPAP). Any changes in the use of substances or concentrations of the substances as a result of engineering changes requires pre-approval from Buyer and may require re-approval of the PPAP process.
41.	NON-DISCRIMINATION
If this Agreement is subject to Executive Order 11246 pertaining to non-discrimination and non-segregation, Seller certifies that it (1) is in compliance with Sec. 202 of Executive Order 11246, as amended by Executive Order 11375, and subsequent Executive Orders and the Rules and Regulations set forth by the Secretary of Labor in effect as of the date of this order; (2) does not and will not provide or maintain at any of its establishments, nor permit its employees to perform their services at any location under its control where there are maintained segregated facilities; and (3) agrees that a breach of this Certification violates the Equal Employment clause of Executive Order 11246. “Segregated Facilities” means facilities which are in fact segregated on a basis of race, color, creed, religion or national origin. Seller agrees to (1) obtain an identical certification from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause, and (2) maintain such certifications in its files. The charge for making a false representation is prescribed under 18 U.S.C. 1001 and any such false representation shall be a material breach of this Agreement.
42.	VETERANS’ READJUSTMENT ASSISTANCE ACT
Seller agrees to comply with Section 503 of the Rehabilitation Act, the Vietnam Era Veterans’ Readjustment Assistance Act (38 U.S.C. 4212) and implementing regulations set forth by the Secretary of Labor as are applicable.
43.	GOVERNMENTAL REQUIREMENTS
Seller agrees to comply with all applicable statutes, regulations, laws and other Government requirements, including but not limited to, 48 C.F.R. Sections 52.219-8 (Utilization of Small Business Concerns), 52.222-26 (Equal Employment Opportunity), 52.222-35 (Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans), 52.222-36 (Affirmative Action for Workers with Disabilities), 52.222-39 (Notification of Employee Rights Concerning Payment of Union Dues or Fees), 52.222-41 (Service Contract Act of 1965) and 52.247-64 (Preference for Privately Owned U.S.- Flag Commercial Vessels). The term “Contractor” and similar terms used in such FAR provisions shall be construed to mean Seller for the purposes of this Agreement.

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Enova Systems
Supply Agreement
44.	DIRECT PAYMENTS
Buyer reserves the right to make payments directly to subcontractors, agents and other entities whose efforts have been obtained by Seller in the fulfillment of this Agreement if Seller becomes unable for any reason to timely compensate them or to meet its debt obligations. In addition, Buyer reserves the right to make payments directly to bankruptcy courts, trustees in bankruptcy or receivers, as it deems necessary. Any amounts paid by Buyer to the entities or persons listed in this paragraph other then Seller plus legal expenses incurred will be subtracted from any amounts owed to Seller under this Agreement. If Buyer makes direct payments to subcontractors or others as set out in this Article, Seller waives any right to further recompenses from Buyer for the work completed by these entities. Buyer reserves its right to any other remedies allowed in law or equity.
45.	INDEMNIFICATION
A.	Indemnification by Seller. Seller agrees to protect, defend, hold harmless and indemnify Buyer, its officers, directors, dealers, employees, agents and affiliates, against all claims, actions, suits, proceedings, demands (collectively, “Claims”), including all liabilities, losses, costs, expenses (including all legal costs and expenses) and all judgments, settlements and judicially or administratively imposed damages (including all consequential damages) (collectively with Claims, “Losses”), resulting from or arising or related to:
i.	Any breach or violation of Seller’s representations, covenants or agreements under this Agreement;

ii.	Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Seller and/or its Affiliates or any employee, subcontractor or agent of theirs related to this Agreement, or;

iii.	Any property damage or personal injury, including death, attributed to, in whole or in part, a defect in the design, materials, or workmanship of Seller’s Products or occurring in connection with the manufacture of such Seller’s
Products.
B.	Indemnification by Buyer. Buyer agrees to protect, defend, and hold harmless, and indemnify Seller, its officers, directors, employees, agents, and affiliates, against all Losses, resulting or arising from or related to:
i.	Any breach or violation of Buyer’s representations, covenants or agreements under this Agreement;

ii.	Any alleged negligence, gross negligence, recklessness, willful misconduct or fraud on the part of Buyer and/or its Affiliates or any employee, subcontractor or agent of theirs related to this Agreement, or;

iii.	Any property damage or personal injury, including death, attributed to, in whole or in part, Buyer’s negligent installation or use, or both, of Seller’s Products.
C.	Intellectual Property Indemnity. Seller agrees to defend, at its sole expense, any Claim against Buyer, Buyer’s Customers, or either of their officers, directors, employees, agents and affiliates based on an assertion or Claim that any Product furnished by

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Enova Systems
Supply Agreement
Seller to Buyer hereunder or the use or sale by Buyer or its Customers in the manner contemplated by this Agreement infringes any patent or copyright or other intellectual property right or is a wrongful use of third-party trade secret or proprietary information, and further agrees to indemnify and hold Buyer harmless from any Losses, including attorneys’ fees, settlements associated with said Claim, or any Losses, including attorneys’ fees or costs, finally awarded in any such Claim. If the use or sale of any Product furnished pursuant to this Agreement is enjoined as a result of such Claim, Seller, at its option and at no expense to Buyer, shall obtain for Buyer and its Customers the right to use and sell the Product(s) or shall substitute an equivalent product(s) acceptable to Buyer and extend this indemnity thereto. This indemnity does not extend to any Claim based on any infringement of any patent by the combination of Product(s) furnished by Seller with other components added thereto by Buyer, except when the Product(s) is a material part of the invention of an asserted patent and the components furnished by Buyer to complete the claimed combination, such as an engine, sensor, or vehicle frame are not novel within the meaning of the patent or are specified or approved by Seller. This indemnity does not extend to any infringement or alleged infringement arising solely out of Seller’s compliance with Buyer-required specifications, designs, or instructions that (i) are created solely by Buyer and (ii) are thereafter furnished to Seller in writing.
D.	Collaborative Efforts. In the event that a Claim should be made based upon a design defect and the design was a collaborative effort, Seller and Buyer shall cooperate fully in the defense of this matter, sharing in all Losses related to such Claim, provided each party will contribute to the aggregate Losses arising from such Claim in a proportion reflecting to the relative and comparative responsibilities of the parties for such Losses, as well as any other relevant equitable considerations.

E.	Notice of Indemnification. No Claim shall be valid unless notice of the matter which may give rise to such Claim is given in writing by the indemnitee (the “Indemnitee”) to the persons against whom indemnification may be sought (“Indemnitor”) as soon as reasonably practicable after such Indemnitee becomes aware of such Claim. Failure of the Indemnitee to notify the Indemnitor within such notice period shall not relieve Indemnitor of any liability hereunder, except to the extent the Indemnitor reasonably demonstrates that the defense of such third party claim is materially prejudiced by such failure. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss, if available, and relevant details thereof. The Indemnitor shall notify Indemnitee within a reasonable time from such notice of its intention to assume the defense of any such claim, which consent shall not be unreasonably withheld or delayed.
46.	LIABILITY INSURANCE
During the Initial Term (and Renewal Terms, if any) of this Agreement, Seller shall maintain at its own expense Commercial General Liability Insurance, including coverage for products liability and completed operations with limits of no less than US$ 5,000,000 per occurrence and US$ 5,000,000 general aggregate for death, bodily injury, and property damage. Buyer retains the right to obtain an increase in the above stated insurance limits at any time.

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Enova Systems
Supply Agreement
Seller’s liability under this Agreement shall not be limited by the amount of such insurance coverage and such insurance shall be primary and not contributory as to other insurance Buyer may have in effect. The above-required policy shall be written on an “occurrence” basis unless the policy is available only on a “claims made” basis, in which case such “claims made” insurance coverage shall be maintained in effect for a period of four (4) years after the termination of this Agreement.
Seller shall also maintain Workers’ Compensation Insurance per statutory requirements.
Such policies shall be maintained with an insurer authorized to issue policies in the United States, which insurers shall be satisfactory to Buyer, and shall name Buyer as an additional insured with regard to the Commercial General Liability Insurance. Such policies shall provide that thirty (30) days written notice shall be given to Buyer prior to cancellation or material changes to the policies. Any such change, modification or cancellation shall not affect Seller’s obligation to maintain the insurance coverage set forth above.
As of its execution of this Agreement, Seller shall provide Buyer with a certificate of insurance evidencing such coverage. Failure to provide such certificate of insurance shall void this Agreement, at Buyer’s sole option.
47.	REMOVAL OF IDENTITY OF BUYER
At its own expense Seller agrees to destroy or remove to the Buyer’s complete satisfaction Buyer’s corporate name, addresses, trademarks, patent numbers, and all other references to Buyer from all Products rejected or canceled by Buyer, or purchased or produced by Seller in excess of quantities specified by Buyer, whether such Products are completed or partially completed, delivered, tendered for delivery, or undelivered, prior to disposition of such Products to parties other than Buyer, or to destroy such Products. Seller acknowledges that any sale of Products bearing the Buyer’s trade name and/or trademarks to any person or entity other than Buyer is an infringement of the Buyer’s proprietary rights in its trade name and/or trademarks and is an attempt by Seller to “pass off” products of others as the products of Buyer. Without first obtaining the written consent of Buyer, Seller agrees that it shall not in any manner make known the fact that Seller has furnished, or contracted to furnish, Buyer the Products covered by this Agreement, or use the name of Buyer or any of its trademarks or trade names in Seller’s advertising or other promotional material.
48.	NEW BUSINESS
Buyer shall negotiate with Seller in good faith with regard to placing new production business of Buyer with Seller if, in Buyer’s opinion, Seller is competitive in the areas of price, performance, delivery, reliability, technology and quality with other manufacturers of any such products. Both Buyer and Seller shall work together to develop target costs and establish the lowest possible cost of any new product. Seller agrees to provide all price/cost submissions with full cost transparency throughout the iterative design process. Seller shall also specify tooling and production lead times in

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Enova Systems
Supply Agreement
the quotation. Nothing in this Article 48 — NEW BUSINESS shall be construed as an obligation on the part of Buyer to develop or purchase any products other than those Products covered by this Agreement.
49.	CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY
A.	During the term of this Agreement, each party hereto may disclose to the other certain confidential information relating to the manufacturing, sale, marketing, development or distribution of the Product(s), the application of the Product(s) by Buyer, processes, trade secrets and business and financial information and marketing plans of either party as well as confidential information (which may be in electronic form, as well) resulting from the performance of this Agreement, including, without limitation, purchase orders, sales projections, customer lists, designs under development, intellectual property and know-how. Any such information that is marked or otherwise clearly identified at the time of disclosure as “confidential” or “proprietary” or any information which a person would reasonably deem to be confidential information of the parties under the circumstances shall be considered as “Confidential Information” for purposes of this Agreement, provided that, if the information is disclosed orally, a writing identified as “confidential” or “proprietary” and summarizing the Confidential Information will be provided within thirty (30) days after disclosure. During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the receiving party will use its best efforts to prevent the disclosure of such Confidential Information to third parties and will not use such Confidential Information for any purpose other than to effectuate the provisions of this Agreement. “Best efforts” with respect to any Confidential Information means at least that degree of care normally used by the receiving party to prevent disclosure to others of its own confidential information of similar importance, but in no case less than a reasonable degree of care. Notwithstanding the foregoing, Seller and Buyer agree that Confidential Information shall not include any information which: (a) is or becomes publicly known through no wrongful act on the receiving party’s part; or (b) is, at the time of disclosure under this Agreement, already known to the receiving party without restriction on disclosure; or (c) is, or subsequently becomes, rightfully and without breach of this Agreement, in the receiving party’s possession without any obligation restricting disclosure; or (d) is independently developed by the receiving party without reference to or use of the Confidential Information; or (e) is disclosed pursuant to an order of any governmental or judicial authority, after prior notice to the disclosing party respecting such order, and affording the disclosing party reasonable cooperation respecting any objections by the disclosing party to the request for disclosure, including a reasonable opportunity for the disclosing party to obtain a protective order in respect to the Confidential Information at the expense of the disclosing party.

B.	Upon request of the disclosing party at any time, the recipient agrees to return to the disclosing party or destroy all materials in its possession or control which contain Confidential Information of the disclosing party, including, without limitation, documents, drawings, CAD drawings, computer media, models, prototypes, sketches, designs, and lists furnished by the disclosing party or accessed by the recipient, including copies thereof made by the recipient, and to delete from its computers any software, data files, or CAD files containing Confidential Information furnished by the disclosing party. If materials are destroyed, an officer of the recipient shall identify

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Enova Systems
Supply Agreement
such materials to the disclosing party and certify that their destruction has been completed. Notwithstanding the foregoing, each party shall be entitled to maintain one archival copy of the Confidential Information within its Law Department or at the office of its General Counsel, such archival copy to be used solely in connection with resolving claims or disputes between the parties relating to this Agreement.
C.	Seller agrees to communicate to Buyer all inventions, discoveries, computer programs, algorithms, technical data and information resulting under this Agreement made or conceived by Seller, its employees, contractors or subcontractors solely or in collaboration with Buyer’s personnel during the term of the Agreement: and Seller shall execute or cause its employees, contractors or subcontractors to execute any and all documents which Buyer may deem necessary to assign or to convey to Buyer or a subsidiary thereof, Buyer’s successors or assigns, the sole and exclusive right, title and interest in and to such inventions, discoveries and improvements in any Letters Patent therefore.

D.	Seller agrees that all drawings, graphics, technical analyses, models, prototypes, writings, computer programs, algorithms, and other materials developed under this Agreement are considered to be works for hire and shall become and remain the property of Buyer. All drawings created under this Agreement shall be marked “International® Confidential” or “International® Proprietary” or words to that effect. At the request of Buyer, Seller shall execute or cause its employees, contractors or subcontractors to execute, any and all documents which International may deem necessary to assign to International or a subsidiary thereof, Buyer’s successors or assigns, the sole and exclusive right to such designs, model, and other materials, as well as to industrial design registrations, design patents and copyrights related thereto.

E.	Seller is granted a limited trademark license to use the International logo and word mark, and any other trademarks owned by International or its wholly-owned affiliates, International Truck Intellectual Property Company LLC and International Engine Intellectual Property Company LLC, solely as necessary to fulfill the terms of this Agreement and for no other purpose. Buyer reserves the right to review and approve or disapprove all uses of the licensed trademarks.

F.	This Article 49 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, shall survive the termination or expiration of this Agreement.
50.	TERMINATION
A.	Termination by Buyer. Buyer shall have the right at any time and for any reason (without any penalty) to terminate, in whole or in part, this Agreement or the deliveries specified and the authorizations contained in any shipping schedule given to the Seller by Buyer, provided the Buyer shall provide the Seller one hundred and twenty (120) days notice of such termination, whereupon this Agreement shall automatically terminate immediately after the 120th day. Upon such termination by Buyer, the Buyer shall have no liability or responsibility to the Seller for Products completed or partially completed, or raw materials acquired by the Seller for the purpose of performing this Agreement, unless the delivery or fabrication of such

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Enova Systems
Supply Agreement
Products or the acquisition of such raw materials were authorized in shipping schedules delivered to the Seller by the Buyer prior to Buyer’s termination notice.
B.	Termination by Seller: At any time during the Initial Term (or any Renewal Term) of this Agreement should Buyer default in performing any of its material obligations hereunder, the Seller may give written notice of default giving the full details thereof. If Buyer fails within thirty (30) days of the receipt of written notice of default to cure the default, then Seller shall have the right to terminate this Agreement with regard to the particular Product materially affected by the default, or if the default materially affects all Products, Seller shall have the right to terminate this Agreement in its entirety. The Seller shall give Buyer thirty (30) days written notice from the determination of the failure to cure the default, whereupon the termination shall be effective.

C.	Rights and Obligations of Parties. Except as otherwise provided for herein, the termination of this Agreement for any reason shall be without prejudice to (without acting as a limitation):
i.	Either party’s obligations of confidentiality provided for in Article 49 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY;

ii.	Either party’s right to receive all payments (including any amounts provided for in Article 5 — PRICING hereof) accrued hereunder prior to the date of such termination; and

iii.	Any other remedies which either party may then or thereafter have hereunder or under law, equity or otherwise.
D.	Survival. Any termination or expiration of all or part of this Agreement shall not relieve either party of obligations incurred pursuant to and during the Initial Term (or any Renewal Term) prior to such termination or expiration of this Agreement, including but not limited to the warranty provisions set forth in Article 24 — WARRANTY hereof, the Indemnification provisions of Article 45 — INDEMNIFICATION hereof, and the Confidential Information provisions set forth in Article 49 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY hereof. Articles 23A — REIMBURSEMENT FOR NON-PERFORMANCE BY SELLER, 24 — WARRANTY, 25 — REIMBURSEMENT FOR WARRANTY CLAIMS, 39 — NON-COMPLIANCE PENALTIES, 45 — INDEMNIFICATION, 47 — REMOVAL OF IDENTITY OF BUYER, 49 — CONFIDENTIAL INFORMATION / INTELLECTUAL PROPERTY, 50C and D — TERMINATION, 53 — CHOICE OF LAW, 54 - CONSENT TO JURISDICTION, 56 — NO LIMITATION OF RIGHTS AND REMEDIES, and 59 — NOTICES of this Agreement and any other provision, that by its terms is intended to survive, shall survive any termination or expiration of this Agreement.
MISCELLANEOUS
51.	ASSIGNMENT OF RIGHTS AND DUTIES
Either party may assign the rights and duties under this Agreement, either in whole or in part, only with the prior written consent of the other party. No permitted assignment hereunder shall be deemed effective until the assignee shall have executed and delivered an instrument in writing reasonably satisfactory in form and substance to

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
the other party pursuant to which the assignee assumes all of the obligations of the assigning party hereunder. Any purported assignment of this Agreement in violation of this Article 51 — ASSIGNMENT OF RIGHTS AND DUTIES shall be void.
52.	MODIFICATION AND AMENDMENT OF AGREEMENT
No modifications of, or additions to, the provisions or conditions of this Agreement (including the Exhibits, Appendices and Schedules hereto) will become a part of the Agreement until agreed to in writing by the Buyer and Seller. This Agreement (including the Exhibits, Appendices and Schedules hereto) may not be amended or modified without the written consent of both Buyer and Seller. For purpose of clarity, Appendix A — PRODUCT DESCRIPTION may not be amended, modified or altered without the written consent of Buyer and Seller. Notwithstanding the foregoing, Buyer may issue addenda to Contracts for the purposes of modifying the part numbers listed in Appendix A. Such modifications will constitute a binding amendment unless Seller provides Buyer written notice of Seller’s objection within thirty days of Seller’s receipt of the addenda.
53.	CHOICE OF LAW
This Agreement shall be governed by and construed under the laws of the State of Illinois, without giving effect to the choice of law provisions thereof.
54.	CONSENT TO JURISDICTION
All actions, proceedings, claims, counterclaims or cross-complaints in any action or other proceeding brought by any party hereto against any other party hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortuous or other theories of liability arising out of or relating to this Agreement, shall be heard and determined in any federal court sitting in Chicago, Illinois, unless there is no federal court jurisdiction, in which case the action or proceeding shall be heard and determined in any state court sitting in Chicago, Illinois, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding, IRREVOCABLY AGREE THAT ANY SUCH COURT IS A PROPER VENUE FOR ANY SUCH ACTION, and irrevocably waive the defense of an inconvenient forum. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address specified in Article 59 — NOTICES. Nothing in this Article 54 — CONSENT TO JURISDICTION shall affect the right of any party hereto to serve legal process in any other manner permitted by law.
55.	SEVERABILITY
In the event that any provision of this Agreement or the application thereof to any party of circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision, and (ii) the remainder of this Agreement and the application of such provision to the parties or

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Enova Systems
Supply Agreement
circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.
56.	NO LIMITATION OF RIGHTS AND REMEDIES; SPECIFIC PERFORMANCE
The provisions of each Article of this Agreement are not intended to limit any rights and remedies of the Seller or Buyer at law or in equity. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter (subject to the provisions set forth in Article 54 — CONSENT TO JURISDICTION above), in addition to other remedy to which they may be entitled, at law or in equity.
57.	FORCE MAJEURE
A.	Except as described below, neither party shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent this failure or delay both:
i.	Is caused by any of the following: acts for war, terrorism, civil riots, or rebellions; quarantines, embargoes, and other similar unusual governmental action; extraordinary elements of nature or acts of God; and

ii.	Could not have been prevented by the non-performing party’s reasonable precautions or commercially accepted processes (including, but not limited to, implementation of disaster recovery and business continuity plans in accordance with industry best practices), or could not reasonably be circumvented by the non-performing party through the use of substitute services, alternate sources, work-around plans, or other means by which the requirements of a buyer of products substantively similar to the product hereunder would be satisfied.
Events meeting both of the above criteria are referred to as “Force Majeure Events.” The parties expressly acknowledge that Force Majeure Events do not include vandalism, the regulatory acts of governmental agencies, labor strikes, lockouts, labor difficulty or the non-performance of third parties or subcontractors relied on for the delivery of the Product unless such failure or non-performance by a third party or subcontractor is itself caused by a Force Majeure Event, as defined above. Upon the occurrence of a Force Majeure Event, as long as the non-performing party provides the other party written notice of the Force Majure event within ten (10) days of its occurrence, the non-performing party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and such party continues to attempt to recommence performance or observance to the greatest extent possible without delay.
B.	Notwithstanding any other provision of this Article, a Force Majeure Event shall obligate Seller to begin and successfully implement all services relating to disaster

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recovery set forth in a “Disaster Recovery Plan” as may be specifically requested by Buyer. If a Force Majeure Event causes a material failure or delay in the performance of any Seller obligation with respect to any Product, Buyer may, at its option, and in addition to any other rights Buyer may have, procure such Product from an alternate source until Seller is again able to provide such Products. If a Force Majeure Event causes a material failure or delay in the performance of any Seller obligation with respect to any Product for more than five (5) consecutive days, Buyer may, at its option, and in addition to any other rights Buyer may have, terminate this Agreement

58.	ENTIRE AGREEMENT

This Agreement, together with confidentiality, non disclosure agreements and the Exhibits, Appendices and Schedules attached hereto (and thereto), embodies and sets forth the entire agreement and understanding of the parties with respect to the subject matter herein and there are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in this Agreement. The terms of this Agreement shall supersede all previous oral or written agreements which may exist or have existed between the parties relating to the subject matter of this Agreement. No party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement. Any amendments to this Agreement must be in writing and signed by the parties to this Agreement.

59.	NOTICES

A.	Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail or nationally recognized overnight courier to a party or delivered in person to a party at the address set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Buyer:	Navistar, Inc
4201 Winfield Road P.O. Box 1488 Warrenville, IL 60555
	Attn:	Ramses Banda
	Phone:	630-753-2712
	Email:	Ramses.banda@navistar.com

With copies to:
	Attn:	Mark Meegan
	Phone:	630-753-6112
	Email:	Mark.Meegan@navistar.com

If to Seller:	ENOVA SYSTEMS
19850 South Magellan Drive Torrance, CA 90502
	Attn:	Terry Morano
	Facsimile:	310.527.7888
	Phone:	310.527.2800

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement

Email:	tmorano@enovasystems.com

With copies to:
Attn:	Mike Staran
Facsimile:	310.527.7888
Phone:	310.527.2800
Email:	mstaran@enovasystems.com

B.	Any such notice or other document shall be deemed to have been received by the addressee five (5) business days following the date of dispatch of the notice or other document by Email and by mail or, where the notice or other document is sent by overnight courier or by hand, simultaneously with the delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

60.	NO WAIVERS

Neither the failure nor delay on the part of a party to require the strict performance of any term, covenant or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

61.	CONSTRUCTION

The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Buyer and Seller hereby acknowledge that each party hereto and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever used herein, the words “include’, “includes” and “including” shall mean “include, without limitation”, “includes, without limitation” and “including, without limitation”, respectively. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. “Days” means calendar days unless other specified.

62.	HEADINGS

The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

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63.	COUNTERPARTS

This Agreement may be executed simultaneously in counterparts (and may be delivered by facsimile), each of which shall be deemed an original, but all of which together shall constitute a single agreement.

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Enova Systems
Supply Agreement
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

BUYER: NAVISTAR, INC	SELLER: ENOVA SYSTEMS INC.

Name: Ramses Banda	Name: Bill Frederiksen
Title: Supply Manager	Title: Executive Director of Operations

Date:	Date:

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Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX A — PRODUCT DESCRIPTION / PRODUCT PRICING
Supplier product pricing does not include warehousing, sequencing, packaging and special handling.
Long Term Agreement

Enova Systems, Inc.
Navistar, Inc.	Revised 3/31/08
Charge Sustaining Post Transmission Parallel Hybrid SV620000A-

			Volume Based Pricing Levels
			(pricing Levels are established according to cumulative Sales of Systems)
						1000 p.a.	3000 p.a.	5000 p.a.
				200 p.a.	500 p.a.	unit price	unit price	unit price
Part			Initial/Single	unit price (200-	unit price (500-	(1000-2999	(3000-4999	(5000+
Number	Description	Qty	System Price	499 Systems)	999 Systems)	Systems)	Systems)	Systems)
	Drive System
SV520300A-	25/80kW In-line Induction Motor &
	Mounting System Assembly	1	***	***	***	***	***	***
SV620200A-	P90 Controller (CEU) w/ DC/DC
	Converter & Mounting Assembly	1	***	***	***	***	***	***
SV620900A-	Cable & Harness System Assembly	1	***	***	***	***	***	***
SV620700A-	Cooling System & Mounting Assembly	1	***	***	***	***	***	***
SV620400A-	Dual Battery Pack & Junction Box (NiMh)	1	***	***	***	***	***	***
System Tuning and Test		1	***	***	***	***	***	***
Total System w/ batteries and options (sustaining)			***	***	***	***	***	***

Terms	Software development and other development quotations are based on Enova providing limited vehicle control function for operation of engine and electric motor only. Pricing may vary dependent on level of vehicle control required and inter-component communication. 90 days ARO (estimated) based on Statement of Work to be mutually defined.

Pricing is based on cumulative sales to Buyer. During the duration of this agreement and any renewal thereof.

Once the pricing level has been achieved, the pricing level for that part number will not revert to a lower level (higher per unit price).

Pricing level does not revert to a lower accumulated sales volume pricing.

FOB Torrance California

Additional Charges: Navistar program Management (***), System Integration (***)
Long Term Agreement

Enova Systems, Inc.
Navistar, Inc.	Revised 3/31/08
Charge Depleting Post Transmission Parallel Hybrid SV520000A-

			Volume Based Pricing Levels
			(pricing Levels are established according to cumulative Sales of Systems)
						1000 p.a.	3000 p.a.	5000 p.a.
				200 p.a.	500 p.a.	unit price	unit price	unit price
Part			Initial/Single	unit price (200-	unit price (500-	(1000-2999	(3000-4999	(5000+
Number	Description	Qty	System Price	499 Systems)	999 Systems)	Systems)	Systems)	Systems)
	Drive System
SV520300A-	25/80kW In-line Induction Motor &
	Mounting System Assembly	1	***	***	***	***	***	***
SV520200A-	P90 Controller (CEU) w/ 6.6kW
	charger & DC/DC Converter System
	Assembly	1	***	***	***	***	***	***
SV520900A-	Cable & Harness System Assembly	1	***	***	***	***	***	***
SV520700A-	Cooling System & Mounting Assembly	1	***	***	***	***	***	***
SV520400A-	Battery Pack (Li-Ion)	1	***	***	***	***	***	***
	- Split Battery Pack	1	***	***	***	***	***	***
System Tuning and Test		1	***	***	***	***	***	***
Total System w/ batteries and options (depleting)			***	***	***	***	***	***

Terms	Software development and other development quotations are based on Enova providing limited vehicle control function for operation of engine and electric motor only. Pricing may vary dependent on level of vehicle control required and inter-component communication. 90 days ARO (estimated) based on Statement of Work to be mutually defined.

Pricing is based on cumulative sales to Buyer. During the duration of this agreement and any renewal thereof.

Once the pricing level has been achieved, the pricing level for that part number will not revert to a lower level (higher per unit price).

Pricing level does not revert to a lower accumulated sales volume pricing.

FOB Torrance California

Additional Charges: Navistar program Management (***), System Integration (***)
Notes: p.a. = per annum

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX B — NON-CONFORMANCE CHARGE SCHEDULE

Article Reference	Description	Charge
18. Performance Achievement	Customs Invoicing Non-Compliance (as detailed in Customs Invoicing Instructions PUR-4003 on the ISN website)	*** per non-complying/missing invoice

18. Performance Achievement	International/Penske LLP Non-Compliance (as detailed in the Penske Supplier Training Manual on the ISN website)	*** per non-complying occurrence

18. Performance Achievement	Routing Matrix Non-Compliance (as detailed in latest Routing Matrix CTDR-1 letter).	Full dollar value of non-conforming freight bill

18. Performance Achievement	Service Parts D-13 Supplier Packaging and Shipping Standards — US ONLY (as detailed in Compliance Letter).	*** per occurrence, plus cost excess labor and handling

23. Reimbursement for Non-Performance (Late Delivery, Defective Material) by Seller	Per ITPS-074001-ST (Supplier Material Charge Back Process):
	- Repair Cost: Excess Time To Complete Truck/Bus for Shipment	- Plant Shop Rate (***) * Repair Hours * # of Units/Parts Affected
	- Production Line Down Time Cost:	- Hourly Cost for Production Line * Down Time Hours
- Miscellaneous Costs:
	- Premium freight	- Full dollar value of freight bill
	- Other extraordinary charges	- TBD

28. NAFTA Documentation	Missing NAFTA Certificate of Origin (as detailed in Article 28 — NAFTA DOCUMENTATION of this Agreement)	*** per non-complying part number

34. EDI Transaction Requirements	EDI 856 Advance Ship Notice (ASN) errors (as detailed Article 35 — EDI TRANSACTION REQUIREMENTS of this Agreement available on ISN website)	*** per non-complying transaction (implementation TBD)

34. EDI Transaction Requirements	Implementation of all required EDI transactions within 30 days of contact (as detailed in Article 35 — EDI TRANSACTION REQUIREMENTS of this Agreement)	*** per day thereafter

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX C — PRODUCTION VOLUMES
Include annual volumes or other appropriate and relevant descriptives.
Annual Sales Goal Volumes to be purchased from Seller by Buyer are as follows,

Agreement Year	Annual Sales Goal
Calendar Year 2007	30 POST-TRANSMISSION HYBRID DRIVE SYSTEMS
Calendar Year 2008	400 POST-TRANSMISSION HYBRID DRIVE SYSTEMS
Calendar Year 2009	1,100 POST-TRANSMISSION HYBRID DRIVE SYSTEMS
Calendar Year 2010	2,500 POST-TRANSMISSION HYBRID DRIVE SYSTEMS
Buyer and Seller recognize that calendar year 2010 reaches in to the first extension of the supply agreement if Buyer and Seller agree to extend the commercial relationship as per 1.
Buyer and Seller to review volumes every four (4) months. Appendix C is subject to 10A and 10C.

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX D — SERVICE PARTS

Long Term Agreement- Service Pricing

Enova Systems, Inc.
International Truck and Engine Corporation
Post Transmission Parallel Hybrid		3/31/2008

			Volume Based Pricing Levels (pricing Levels are established according to cumulative Sales of Systems)
					Service Parts	Service Parts	Service Parts
				Service Parts	500 p.a. units	1000 p.a.	3000 p.a. units	Service Parts
Part			Service Parts	200 p.a. units	(500-999	units (1000-	(3000-4999	5000 p.a. units
Number	Description	Qty	Single System	(200-499 units)	units)	2999 units)	units)	(5000+ units)
	Drive System
SV520300A-	25/80kW In-line Induction
	Motor & Mounting System Assembly	1	***	***	***	***	***	***
SV520200A- (CD)
SV620200A- (CS)	P90 Controller (CEU)	1	***	***	***	***	***	***
V37000AC	6.6kW Charger	1	***	***	***	***	***	***
V15000AA	12V/100A DC/DC Converter	1	***	***	***	***	***	***
SV520700A- (CD)
SV620700A- (CS)	Cooling System & Mounting Assembly	1	***	***	***	***	***	***
SV520900A- (CD)
SV620900A- (CS)	Cable & Harness System Assembly	1	***	***	***	***	***	***

	System Total Price		***	***	***	***	***	***

Accessories/Options
SV520400A- (CD)	Battery Pack (Depleting)	1	***	***	***	***	***	***
SV620400A- (CS)	Dual Battery Pack & Junction Box (Sustaining)	1	***	***	***	***	***	***
	Split Battery Pack (CD)		***	***	***	***	***	***

Terms	Service parts pricing is similar to Production pricing, Service pricing does not include shipping, handling or special packaging.

Pricing is based on cumulative sales to Buyer. During the duration of this agreement and any renewal thereof.

Once the pricing level has been achieved, the pricing level for that part number will not revert to a lower level (higher per unit price).

Pricing level does not revert to a lower accumulated sales volume pricing.

FOB Torrance California

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

***	CONFIDENTIAL TREATMENT REQUESTED

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX E — AFTERMARKET SERVICE PARTS DIRECT SHIP and
PARTS DISTRIBUTION CENTER REQUIREMENTS
Critical / Emergency Orders:
Emergency orders shipped same day based upon availability. Seller agrees there is no additional charge for emergency orders.
Dealer Benefits:
No core
Freight Policy:
Seller will pay freight for Aftermarket Direct Ship orders for the following International Aftermarket Business units:
a. United States
b. Canada
c. Mexico
d. Export (FOB to US port — For example: Miami)

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX F AFTERMARKET PRICE FILE FORMAT & COMMUNICATION
1.	Price file shall be provided in an electronic format.

2.	Price file shall be sent to the International Aftermarket Pricing Manager and International Aftermarket Supply Manager(s).

3.	Price file shall include the following pieces of information for each part number:
a.	Enova’s full part number

b.	International Part Distribution Center (PDC) part number

c.	International Direct Ship (DS) part number

d.	Description

e.	Suggested Dealer Net

f.	PDC Cost

g.	DS Cost

h.	Country of Origin

i.	Lead Time

j.	Weight

k.	Mandatory Purchase Multiple

l.	Standard Unit Pack Quantity (qty per pallet or over pack box)

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07

Navistar, Inc
Enova Systems
Supply Agreement
APPENDIX G- SURPLUS STOCK AND DIRECT SHIP RETURNS
I. Return Eligibility:
A. Annual Return
1. Seller will accept one product return per calendar year.
2. Warranty returns are not included or restricted by this Section.
3. All returns for surplus material are to be returned freight prepaid to the Enova facility.
B. Direct Ship Return
1. Seller will accept product returns as requested; only products shipped direct from Seller’s warehouse are applicable for return.
C. Shipped In Error Return
1. Seller will accept product returns as requested and waive restocking fees.
II. Restocking Fee:
A. Returns will be assessed a 10% re-stocking fee. Product value and re-stocking charges will be calculated from the price at the time of purchase.

Date of revision: March 27, 2008 — Confidential Document Effective 1/24/07